Exhibit H












                              THE SOUTHERN COMPANY

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Unit Agent




                              MASTER UNIT AGREEMENT




                            Dated as of July o, 1999











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                                TABLE OF CONTENTS

                                                       Page

RECITALS.................................................1

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONSOF GENERAL APPLICATION

SECTION 101.Definitions..................................1
SECTION 102.Compliance Certificates and Opinions.........8
SECTION 103.Form of Documents Delivered to Unit Agent....8
SECTION 104.Acts of Holders; Record Dates................9
SECTION 105.Notices, etc. to Unit Agent and the Company.10
SECTION 106.Notice to Holders; Waiver...................11
SECTION 107.Effect of Headings and Table of Contents....11
SECTION 108.Successors and Assigns......................12
SECTION 109.Separability Clause.........................12
SECTION 110.Benefits of Agreement.......................12
SECTION 111.Governing Law...............................12
SECTION 112.Legal Holidays..............................12
SECTION 113.Counterparts................................13
SECTION 114.Inspection of Agreement.....................13

ARTICLE TWOUNIT CERTIFICATE FORMS

SECTION 201.Forms of Unit Certificates Generally........13
SECTION 202.Form of Unit Agent's Certificate of Authentication         14

ARTICLE THREETHE UNITS

SECTION 301.Title and Terms; Denominations..............14
SECTION 302.Rights and Obligations Evidenced by the Unit Certificates  14
SECTION 303.Execution, Authentication, Delivery and Dating    15
SECTION 304.Temporary Unit Certificates.................16
SECTION 305.Registration; Registration of Transfer and Exchange        16
SECTION 306.Mutilated, Destroyed, Lost and Stolen Unit Certificates    18
SECTION 307.Persons Deemed Owners.......................20
SECTION 308.Cancellation................................20
SECTION 309.Substitution of Pledged Securities and Creation of Stripped
            Units;
            Normal Units Not Otherwise Separable..21
Section 310.Substitution of Pledged Securities and Recreation of Normal
            Units;
            Stripped Units .......................22
SECTION 311.Payments on the Units.......................23

ARTICLE FOURTHE PLEDGED SECURITIES

SECTION 401.Payments on the Pledged Securities..........24
SECTION 402.Transfer of Pledged Securities upon Occurrence of TerminationEvent
24

ARTICLE FIVETHE PURCHASE CONTRACTS

SECTION 501.Purchase of Shares of Common Stock..........25
SECTION 502.Contract Fees...............................26
SECTION 503.Deferral of Payment Dates for Contract Fee..27
SECTION 504.Payment of Purchase Price...................28
SECTION 505.Issuance of Shares of Common Stock..........28
SECTION 506.Adjustment of Settlement Rate...............29
SECTION 507.      Notice of Adjustments and Certain Other Events       33
SECTION 508.No Fractional Shares........................34
SECTION 509.Charges and Taxes...........................35
SECTION 510.Termination Event; Notice...................35
SECTION 511.Early Settlement Right on Reorganization Event    35

ARTICLE SIXREMEDIES

SECTION 601.Unconditional Rights of Holders.............37
SECTION 602.Restoration of Rights and Remedies..........37
SECTION 603.Rights and Remedies Cumulative..............37
SECTION 604.Delay or Omission Not Waiver................38
SECTION 605.Undertaking for Costs.......................38
SECTION 606.Waiver of Stay or Extension Laws............38

ARTICLE SEVENTHE UNIT AGENT

SECTION 701.Certain Duties and Responsibilities.........39
SECTION 702.Notice of Default...........................40
SECTION 703.Certain Rights of Unit Agent................40
SECTION704.  Not Responsible for Recitals or Issuance of Units         41
SECTION705.  May Hold Units.............................41
SECTION706.  Money Held in Trust........................41
SECTION707.  Compensation and Reimbursement.............41
SECTION708.  Corporate Unit Agent Required; Eligibility.42
SECTION709.  Resignation and Removal; Appointment of Successor         42
SECTION710.  Acceptance of Appointment by Successor.....44
SECTION711.  Merger, Conversion, Consolidation or Succession to Business
44
SECTION712.  Preservation of Information; Communications to Holders    44
SECTION713.  No Obligations of Unit Agent...............45
SECTION714.  Tax Compliance.............................45

ARTICLE EIGHTSUPPLEMENTAL AGREEMENTS

SECTION801.  Supplemental Agreements without Consent of Holders        46
SECTION802.  Supplemental Agreements with Consent of Holders  46
SECTION803.  Execution of Supplemental Agreements.......48
SECTION804.  Effect of Supplemental Agreements..........48
SECTION805.  Reference to Supplemental Agreements.......48

ARTICLE NINECONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION901.  Covenant Not to Merge, Consolidate, Sell or Convey PropertyExcept
under Certain Conditions................................49
SECTION902.  Rights and Duties of Successor Corporation.49
SECTION903.  Opinion of Counsel to Unit Agent...........50

ARTICLE TENCOVENANTS

SECTION1001.  Performance under Purchase Contracts......50
SECTION1002.  Maintenance of Office or Agency...........50
SECTION1003.  Company to Reserve Common Stock...........51
SECTION1004.  Covenants as to Common Stock..............51
SECTION1005.  Statements of Officers of the Company as to Default      51



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EXHIBIT A         Form of Normal Unit Certificate
EXHIBIT B         Form of Stripped Unit Certificate
EXHIBIT C         Form of Pledge Agreement



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         MASTER UNIT AGREEMENT, dated as of July o, 1999, between The Southern
Company, a Delaware corporation (the "Company"), and The First National Bank of Chicago, a national banking corporation, acting as unit agent for the Holders of Units from time to time (the "Unit Agent").

                                                 RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Unit Certificates evidencing the Units.

         All things necessary to make the Company's obligations under the Units, when the Unit Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Unit Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                                WITNESSETH:

         For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                                ARTICLE ONE

                                     DEFINITIONS AND OTHER PROVISIONS
                                          OF GENERAL APPLICATION

SECTION 11.  Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 104.



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         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Aggregate Market Capitalization" has the meaning specified in Section 506(a).

         "Applicable Market Value" has the meaning specified in Section 501.

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Unit Agent.

         "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

         "Closing Price" has the meaning specified in Section 501.

         "Collateral Agent" means The Chase Manhattan Bank, as Collateral Agent under the Pledge Agreement, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Common Stock" means the Common Stock, par value $1.00 per share, of the Company having such terms as set forth in the Company's certificate of incorporation, as amended from time to time.

         "Company" means the Person designated as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.



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         "Contract Fee" means, with respect to each Purchase Contract, a fee payable by the Company to the Holder of the related Unit accruing on the Stated Amount of such Unit from and including the date of first issuance of any Units to but excluding the Final Settlement Date or, if earlier, the date of settlement of such Purchase Contract at a rate per annum equal to the Contract Fee Rate (and computed on the basis of a 360-day year of twelve 30-day months), plus any additional fees accrued thereon pursuant to Section 503.

         "Contract Fee Rate" means o%.

         "Corporate Trust Office" means the principal office of the Unit Agent in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at o, o, New York, New York o.

         "Current Market Price" has the meaning specified in Section 506(a)(8).

         "Deferral Rate" means o% [insert rate equal to coupon on U.S. Treasury Notes Due 2002 plus Contract Fee Rate].

         "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for Global Units as contemplated by
Section 305.

         "Early Settlement Date" has the meaning specified in Section 511.

         "Early Settlement Right" has the meaning specified in Section 511.

         "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 104.

         "Final Settlement Date" means o o, 2002.

         "Global Unit Certificate" means a Unit Certificate that evidences all or part of the Normal Units or a Unit Certificate that evidences all or a part of the Stripped Units and is registered in the name of the Depositary or a nominee thereof.

         "Holder" means a Person in whose name a Unit Certificate is registered in the Unit Register; "Holder", when used with respect to any particular Unit Certificate (or Unit), means a Person in whose name such Unit Certificate (or the Unit Certificate evidencing such Unit) is registered in the relevant Unit Register.

         "Initial Stock Price" means $o, subject to adjustment as provided in
Section 306.



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         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Unit Agent.

         "Normal Unit" means the rights to purchase Common Stock and receive Contract Fees under a Purchase Contract, together with ownership of the U.S. Treasury Notes Due 2002 pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements securing the foregoing obligations;

         "Normal Unit Recreation" has the meaning specified in Section 310(a).

         "NYSE" has the meaning specified in Section 501.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President of the Company and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Unit Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

         "Outstanding Unit Certificates" means, as of the date of determination, all Unit Certificates theretofore authenticated, executed and delivered pursuant to this Agreement, except:

                  (a) Unit Certificates theretofore canceled by the Unit Agent or delivered to the Unit Agent for cancellation; and

                  (b) Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Unit Certificate in respect of which there shall have been presented to the Unit Agent proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units evidenced by such Unit Certificate are valid obligations of the Company.



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         "Outstanding Units" means, as of the date of determination, all Units evidenced by then Outstanding Unit Certificates, except, on or after the Termination Date, Final Settlement Date or Early Settlement Date (if applicable), Units for which the underlying Pledged Securities or the Common Stock purchasable upon settlement of the underlying Purchase Contracts, as the case may be, have been theretofore deposited with the Unit Agent in trust for the Holders of such Units; provided, however, that in determining whether the Holders of the requisite number of Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Unit Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units which the Unit Agent actually knows to be so owned shall be so disregarded. Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Unit Agent the pledgee's right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" means the pledge of the Pledged Securities under the Pledge Agreement.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Unit Agent, in its capacity as Unit Agent and as attorney-in-fact for the Holders from time to time of the Units, the form of which is attached hereto as Exhibit C, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         "Pledged Securities" has the meaning specified in the Pledge Agreement.

         "Predecessor Unit Certificate" of any particular Unit Certificate means every previous Unit Certificate evidencing all or a portion of the rights and obligations of the Holder under the Units evidenced thereby; and, for the purposes of this definition, any Unit Certificate authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Unit Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Unit Certificate.

         "Principal Agreements" means this Agreement and the Pledge Agreement.

         "Purchase Contract" means a contract obligating the Company to sell and the Holder of the related Unit to purchase Common Stock on the terms and subject to the conditions set forth in Article Five hereof.

         "Purchase Contract Settlement Fund" has the meaning specified in
Section 505.

         "Record Date", when used with respect to any payment date, means the Business Day next preceding such payment date.

         "Reorganization Event" has the meaning specified in Section 506(b).



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         "Responsible Officer", when used with respect to the Unit Agent, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer or assistant officer of the Unit Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Semi-Annual Payment Date" means each o o and o o, commencing o o, 1999.

         "Settlement Price" has the meaning specified in Section 501.

         "Settlement Rate" has the meaning specified in Section 501.

         "Stated Amount" means $50 per Unit.

         "Stripped Unit" means the rights to purchase Common Stock and receive Contract Fees under a Purchase Contract, together with ownership of the U.S. Treasury STRIPS Due 2002 pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements securing the foregoing obligations.

         "Stripped Unit Creation" has the meaning specified in Section 309(a).

         "Termination Date" means the date, if any, on which a Termination Event occurs.



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         "Termination Event" means the occurrence of any of the following events at any time on or prior to the Final Settlement Date: (a) a decree or order of a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the United States Bankruptcy Code or any other similar applicable Federal or State law, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days, or (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days, or (c) the Company shall institute proceedings to be adjudicated a bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" means $o, subject to adjustment as provided in Section 506.

         "Trading Day" has the meaning specified in Section 501.

         "Treasury Securities" means United States Treasury Securities.

         "Underwriting Agreement" means the Underwriting Agreement dated o o, 1999, among the Company and Goldman, Sachs & Co. and o as representatives of the Underwriters named therein.

         "Unit Agent" means the Person named as the "Unit Agent" in the first paragraph of this Agreement until a successor Unit Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Unit Agent" shall mean the Person who is then the Unit Agent hereunder.

         "Unit Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Units or Stripped Units, as the case may be, specified on such certificate.

         "Unit Register" and "Unit Registrar" have the respective meanings specified in Section 305.

         "Units" means the Normal Units and, if any are issued, Stripped Units. The Purchase Contracts and/or Pledged Securities constituting a part of any Units are sometimes referred to herein as "underlying" such Units and are sometimes herein said to "underlie" such Units.

         "U.S. Treasury Notes Due 2002" means United States Treasury o% Notes due o o, 2002.

         "U.S. Treasury STRIPS Due 2002" means United States Treasury STRIPS due
o o, 2002.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".



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SECTION 12.  Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Unit Agent to take any action under any provision of this Agreement, the Company shall furnish to the Unit Agent at the Unit Agent's request (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and/or (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 13.  Form of Documents Delivered to Unit Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 14.  Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Unit Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 701) conclusive in favor of the Unit Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Unit Agent deems sufficient.

         (c) The ownership of Units shall be proved by the Unit Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Unit Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Unit Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Unit Certificate.

         (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of Outstanding Units on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Unit Agent in writing and to each Holder of Units in the manner set forth in Section 106.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Unit Agent in writing, and to each Holder of Units in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

SECTION 15.  Notices, etc. to Unit Agent and the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (a) the Unit Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Unit Agent at o, Attention: o or at any other address previously furnished in writing by the Unit Agent to the Holders and the Company, or

                  (b) the Company by the Unit Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at 270 Peachtree Street, N.W., Atlanta, Georgia 30303,
         Attention: General Counsel, or at any other address previously furnished in writing by the Company to the Unit Agent and the Holders.

SECTION 16.  Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Unit Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Unit Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Unit Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 17.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 18.  Successors and Assigns.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 19.  Separability Clause.

         In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 110.  Benefits of Agreement.

         Nothing in this Agreement or in the Unit Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Unit Certificates by their acceptance of delivery thereof.

SECTION 111.  Governing Law.

         THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 112.  Legal Holidays.

         In any case where any Semi-Annual Payment Date or the Final Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) payment in respect of interest on Pledged Securities or Contract Fees shall not be made, Purchase Contracts shall not be performed and other actions described herein shall not occur, but such payments shall be made, the Purchase Contracts shall be performed and such other actions shall occur, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Semi-Annual Payment Date or Final Settlement Date, as the case may be; provided, that to the extent such payment is made on the next succeeding Business Day, no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Semi-Annual Payment Date or Final Settlement Date, as the case may be, to the date of payment or performance.

SECTION 113.  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 114.  Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

                                                ARTICLE TWO

                                          UNIT CERTIFICATE FORMS

SECTION 21.  Forms of Unit Certificates Generally.

         Unit Certificates evidencing Normal Units shall be in substantially the form set forth in Exhibit A hereto and Unit Certificates evidencing the Stripped Units shall be in substantially the form of Exhibit B hereto, in each case with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         The definitive Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Unit Certificate authenticated, executed and delivered hereunder shall bear a legend in substantially the following form:

         THIS UNIT CERTIFICATE IS A GLOBAL UNIT CERTIFICATE WITHIN THE MEANING OF THE MASTER UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS UNIT CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A UNIT CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS UNIT CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MASTER UNIT AGREEMENT.

SECTION 22.  Form of Unit Agent's Certificate of Authentication.

         The form of the Unit Agent's certificate of authentication of the Units shall be in substantially the form set forth on the form of the Unit Certificates.

                                               ARTICLE THREE

                                                 THE UNITS

SECTION 31.  Title and Terms; Denominations.

         The aggregate number of Units evidenced by Unit Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to o (subject to increase up to a maximum of o to the extent the over-allotment option of the underwriters under the Underwriting Agreement is exercised), except for Unit Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Unit Certificates pursuant to Section 304, 305, 306, 309, 310 or 805.

         All of the Unit Certificates authenticated, executed and delivered hereunder shall be Normal Units except for any Unit Certificates evidencing Stripped Units issued in connection with a Stripped Unit Creation pursuant to
Section 309 and Unit Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Unit Certificates evidencing Stripped Units pursuant to Section 304, 305, 306 or 805.

         Unit Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

SECTION 32.  Rights and Obligations Evidenced by the Unit Certificates.

         Each Unit Certificate shall evidence the number of Units specified therein. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Units shall not entitle the Holders to any of the rights or privileges of a holder of shares of Common Stock by virtue of holding such Units, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter.

SECTION 33.  Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Section 309 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Unit Certificates executed by the Company to the Unit Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Unit Certificates, and the Unit Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and make such Unit Certificates available for delivery.

         The Unit Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Unit Certificates may be manual or facsimile.

         Unit Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Unit Certificates or did not hold such offices at the date of such Unit Certificates.

         Each Unit Certificate shall be dated the date of its authentication.

         No Purchase Contract underlying a Unit evidenced by a Unit Certificate shall be valid until such Unit Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Unit Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Unit Agent shall be conclusive evidence that the Holder of such Unit Certificate has entered into the Purchase Contracts underlying the Units evidenced by such Unit Certificate.

         No Unit Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Unit Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Unit Agent by manual signature, and such certificate upon any Unit Certificate shall be conclusive evidence, and the only evidence, that such Unit Certificate has been duly authenticated and delivered hereunder.

SECTION 34.  Temporary Unit Certificates.

         Pending the preparation of definitive Unit Certificates, the Company shall execute and deliver (together with an Issuer Order) to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Unit Certificates, temporary Unit Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         If temporary Unit Certificates are issued, the Company will cause definitive Unit Certificates to be prepared without unreasonable delay. After the preparation of definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable for definitive Unit Certificates upon surrender of the temporary Unit Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Unit Certificates of authorized denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, as the temporary Unit Certificate or Unit Certificates so surrendered. Until so exchanged, the temporary Unit Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Unit Certificates.

SECTION 35.  Registration; Registration of Transfer and Exchange.

         The Unit Agent shall keep at the Corporate Trust Office registers (the registers maintained in such office being herein referred to as the "Unit Registers") in which, subject to such reasonable regulations as it may prescribe, the Unit Agent shall provide for the registration of Unit Certificates evidencing the Normal Units and the Stripped Units and of transfers of Unit Certificates evidencing the Normal Units and the Stripped Units (the Unit Agent, in such capacity, the "Unit Registrar").

         Upon surrender for registration of transfer of any Unit Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Unit Certificates evidencing a like number of Normal Units or Stripped Units, as the case may be.

         At the option of the Holder, Unit Certificates may be exchanged for other Unit Certificates evidencing a like number of Normal Units or Stripped Units, as the case may be, upon surrender of the Unit Certificates to be exchanged at the Corporate Trust Office. Whenever any Unit Certificates are so surrendered for exchange, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver the Unit Certificates which the Holder making the exchange is entitled to receive.

         All Unit Certificates issued upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the same number of Normal Units or Stripped Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under the Principal Agreements as the Normal Units or Stripped Units, as the case may be, evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

         Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Unit Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Unit Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Unit Certificate, but the Company and the Unit Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Unit Certificates (which, for these purposes, includes a Stripped Unit Creation or Normal Unit Recreation), other than any exchanges pursuant to Sections 304, 306 and 805 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Unit Certificate in respect of a Unit Certificate presented or surrendered for registration of transfer or for exchange on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall (a) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Final Settlement Date, transfer the principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Unit Certificates:

                  (a) Each Global Unit Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Unit Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Unit Certificate shall constitute a single Unit Certificate for all purposes of this Agreement.

                  (b) Notwithstanding any other provision in this Agreement, no Global Unit Certificate may be exchanged in whole or in part for Unit Certificates registered, and no transfer of a Global Unit Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Unit Certificate or a nominee thereof unless (i) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Unit Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Principal Agreements.

                  (c) Subject to Clause (b) above, any exchange of a Global Unit Certificate for other Unit Certificates may be made in whole or in part, and all Unit Certificates issued in exchange for a Global Unit Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Unit Certificate shall direct.

                  (d) Every Unit Certificate authenticated and delivered upon registration of transfer of, in exchange for or in lieu of a Global Unit Certificate or any portion thereof, whether pursuant to this Section, Section 304, 306, 309, 310 or 805 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Unit Certificate, unless such Unit Certificate is registered in the name of a Person other than the Depositary for such Global Unit Certificate or a nominee thereof.

SECTION 36.  Mutilated, Destroyed, Lost and Stolen Unit Certificates.

         If any mutilated Unit Certificate is surrendered to the Unit Agent, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Unit Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Unit Agent (a) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate, and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Unit Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, on or after the Final Settlement Date or the Termination Date, a Unit Certificate in respect of any mutilated, destroyed, lost or stolen Unit Certificate. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall (a) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Final Settlement Date, transfer the liquidation or principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         Upon the issuance of any new Unit Certificate under this Section, the Company and the Unit Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent) connected therewith.

         Every new Unit Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Unit Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of the Principal Agreements equally and proportionately with any and all other Unit Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Unit Certificates.

SECTION 37.  Persons Deemed Owners.

         Prior to due presentment of a Unit Certificate for registration of transfer, the Company and the Unit Agent, and any agent of the Company or the Unit Agent, may treat the Person in whose name such Unit Certificate is registered as the owner of the Units evidenced thereby, for the purpose of receiving payments of interest on the Pledged Securities, receiving or making payments of Contract Fees and performance of the underlying Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Pledged Securities or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Unit Agent, nor any agent of the Company or the Unit Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Unit Certificate, nothing herein shall prevent the Company, the Unit Agent or any agent of the Company or the Unit Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Unit Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Unit Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Unit Certificate.

SECTION 38.  Cancellation.

         All Unit Certificates surrendered for delivery of shares of Common Stock on an Early Settlement Date, on or after the Final Settlement Date, on transfer of Pledged Securities after the occurrence of a Termination Event or on registration of transfer or exchange shall, if surrendered to any Person other than the Unit Agent, be delivered to the Unit Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Unit Agent for cancellation any Unit Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order, be promptly canceled by the Unit Agent. No Unit Certificates shall be authenticated, executed on behalf of the Holder and delivered upon transfer of, in exchange for or in lieu of any Unit Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Unit Certificates held by the Unit Agent shall be disposed of as directed by Issuer Order.

         If the Company or any Affiliate of the Company shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Unit Agent canceled or for cancellation.

SECTION 39. Substitution of Pledged Securities and Creation of Stripped Units; Normal Units Not Otherwise Separable.

         (a) A Holder of Normal Units may obtain the release from the Pledge of such Holder's Pledged Securities underlying such Normal Units, free and clear of the Company's security interests therein, and convert such Normal Units into Stripped Units (a "Stripped Unit Creation") at any time after the original issuance of such Normal Units and on or prior to the second Business Day immediately preceding the Final Settlement Date by:

                  (i) delivering to the Collateral Agent U.S. Treasury STRIPS Due 2002 having a total principal amount equal to the total Stated Amount of such Normal Units; and

                  (ii) surrendering the Unit Certificate evidencing such Normal Units, with the form of Request to Create Stripped Units thereon duly completed and executed, to the Unit Agent, whereupon the Unit Agent shall promptly request the Collateral Agent to release the Pledged Securities underlying such Normal Units;

provided, however, that a Holder of Normal Units may only exercise its right to Stripped Unit Creation with respect to a number of Normal Units that is an integral multiple of 20.

         (b) Upon receipt of the items described in clause (i) of Section 309(a) above and the request from the Unit Agent described in clause (ii) of Section 309(a) above, the Collateral Agent will, in accordance with the terms of the Pledge Agreement, release to the Unit Agent, on behalf of the Holder, from the Pledge, free and clear of the Company's security interests therein, the securities that theretofore had been the Pledged Securities underlying such Normal Units, and upon receipt thereof the Unit Agent shall promptly:

                  (i)      cancel the Unit Certificate for such Normal Units;

                  (ii) transfer such released Pledged Securities to the Holder or, subject to Section 305, the Holder's designee;

                  (iii) authenticate, execute on behalf of such Holder and deliver to the Holder or, subject to Section 305, the Holder's designee a Unit Certificate executed by the Company in accordance with Section 303 evidencing a number of Stripped Units equal to the number of such Normal Units.

Concurrently with any release of the securities that theretofore had been the Pledged Securities underlying such Normal Units as contemplated by the preceding sentence, the U.S. Treasury STRIPS Due 2002 delivered to the Collateral Agent as contemplated by clause (i) of Section 309(a) above shall thereupon be substituted for such securities as Pledged Securities underlying the Stripped Units created from such Normal Units.

         (c) Except for a Stripped Unit Creation effected in compliance with this Section 309, for so long as the Purchase Contract underlying a Normal Unit remains in effect such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Securities and Purchase Contract underlying such Normal Unit may be acquired, and may be transferred and exchanged, only as an integrated Normal Unit. Other than a Unit Certificate, no Holder of a Normal Unit, nor any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Pledged Securities or any other rights or obligations underlying such Normal Unit for so long as the Purchase Contract underlying such Normal Unit remains in effect.

SECTION 310. Substitution of Pledged Securities and Recreation of Normal Units; Stripped Units Not Otherwise Separable.

         (a) A Holder of Stripped Units may reconstitute Normal Units from Stripped Units (a "Normal Unit Recreation") at any time after the creation of such Stripped Units and on or prior to the second Business Day immediately preceding the Final Settlement Date by:

                  (i) delivering to the Collateral Agent U.S. Treasury Notes Due 2002 having a total principal amount equal to the total Stated Amount of such Stripped Units; and

                  (ii) surrendering the Unit Certificate evidencing such Stripped Units, with the form of Request to Recreate Normal Units thereon duly completed and executed, to the Unit Agent, whereupon the Unit Agent shall promptly request the Collateral Agent to release the Pledged Securities underlying such Stripped Units;

provided, however, that a Normal Unit Recreation may only be effected with respect to a number of Stripped Units that is an integral multiple of 20.

         (b) Upon receipt of the items described in clause (i) of Section 310(a) above and the request from the Unit Agent described in clause (ii) of Section 310(a) above, the Collateral Agent will, in accordance with the terms of the Pledge Agreement, release to the Unit Agent, on behalf of the Holder, from the Pledge, free and clear of the Company's security interests therein, the securities that theretofore had been the Pledged Securities underlying such Stripped Units, and upon receipt thereof the Unit Agent shall promptly:

                  (i)      cancel the Unit Certificate for such Stripped Units;

                  (ii) transfer such released Pledged Securities to the Holder or, subject to Section 305, the Holder's designee; and

                  (iii) authenticate, execute on behalf of such Holder and deliver to the Holder or, subject to Section 305, the Holder's designee a Unit Certificate executed by the Company in accordance with Section 303 evidencing a number of Normal Units equal to the number of such Stripped Units.

Concurrently with the release of the securities that theretofore had been the Pledged Securities underlying such Stripped Units as contemplated by the preceding sentence, the U.S. Treasury Notes Due 2002 delivered to the Collateral Agent as contemplated by clause (i) of Section 310(a) above shall thereupon be substituted for such securities as Pledged Securities underlying the Normal Units created from such Stripped Units.

         (c) Except for a Normal Unit Recreation effected in compliance with this Section 310, for so long as the Purchase Contract underlying a Stripped Unit remains in effect such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Securities and Purchase Contract underlying such Stripped Unit may be acquired, and may be transferred and exchanged, only as an integrated Stripped Unit. Other than a Unit Certificate, no Holder of a Stripped Unit, nor any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Pledged Securities or any other rights or obligations underlying such Stripped Unit for so long as the Purchase Contract underlying such Stripped Unit remains in effect.

SECTION 311.  Payments on the Units.

         Contract Fees payable by the Company to the Holders, if any, and all amounts payable to Holders as required by Section 401, will be payable at the office of the Unit Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the relevant Unit Register on the Record Date; provided, however, that for so long as any Units are evidenced by Global Certificates, the Unit Agent will pay each such amount payable in respect of such Units by wire transfer in same-day funds, no later than 2:00 p.m., New York City time, on the Business Day such amount is received by the Unit Agent from the Collateral Agent or the Company (or, if such amount is received by the Unit Agent after 1:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, no later than 10:00 a.m., New York City time, on the next succeeding Business Day), to the Depositary, to the account or accounts designated by it for such purpose.

                                               ARTICLE FOUR

                                          THE PLEDGED SECURITIES

SECTION 41.  Payments on the Pledged Securities.

         On each Semi-Annual Payment Date, as provided by the terms of the Pledge Agreement, subject to receipt by the Collateral Agent of the relevant interest payments in respect of the Pledged Securities underlying any Holder's Normal Units, (a) the Collateral Agent shall remit to the Unit Agent the amount of such interest payments and (b) the Unit Agent shall pay such amount, subject to receipt thereof by the Unit Agent from the Collateral Agent, to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Units is registered at the close of business on the Record Date next preceding such Semi-Annual Payment Date.

         Principal payments on the Pledged Securities on the Final Settlement Date are discussed at Section 504.

SECTION 42. Transfer of Pledged Securities upon Occurrence of Termination Event.

         Upon the occurrence of a Termination Event and the transfer of the Pledged Securities underlying each Holder's Units to the Unit Agent pursuant to the terms of the Pledge Agreement, the Unit Agent shall request transfer instructions with respect to such Pledged Securities from such Holder by written request mailed to such Holder at his address as it appears in the relevant Unit Register and shall give notice of such Termination Event to the Collateral Agent. Thereafter, upon surrender to the Unit Agent of a Unit Certificate evidencing a Holder's Units, with transfer instructions in proper form for transfer of the underlying Pledged Securities, the Unit Agent shall transfer the Pledged Securities evidenced by such Unit Certificate to such Holder in accordance with such instructions; provided, however, that if the Pledged Securities are to be transferred to a Person other than the Person in whose name such Unit Certificate is registered, no such transfer shall be made unless the Person requesting the transfer has paid any transfer and other taxes required by reason of such transfer to a Person other than the registered Holder of such Unit Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable. Until the foregoing conditions to transfer any of the Pledged Securities underlying any Units has been met, the Unit Agent shall hold such Pledged Securities as custodian for the Holder of such Units.

         If upon a Termination Event any Holder of Units would, after satisfying the foregoing conditions, otherwise be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of any series having a principal amount that is not an integral multiple of $1,000, such Holder shall instead be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of such series in a principal amount equal to the next lower integral multiple of $1,000 plus a portion of the net proceeds from the sale of Treasury Securities of such series contemplated by the succeeding sentence representing such Holder's interest therein. As soon as practicable after transfer to the Unit Agent of the Pledged Securities as provided in the Pledge Agreement, the Unit Agent shall, on behalf of all Holders who, by virtue of the preceding sentence, will not be entitled to a portion of the Treasury Securities of any series to which they would otherwise be entitled, aggregate and sell the Treasury Securities of such series representing such portion to or through one or more U.S. government securities dealers at then prevailing prices, deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales and, until the net proceeds therefrom have been distributed to the Holders entitled thereto or their designees, hold such proceeds in trust for such Holders.

                                               ARTICLE FIVE

                                          THE PURCHASE CONTRACTS

SECTION 51.  Purchase of Shares of Common Stock.

         Each Purchase Contract underlying a Unit shall obligate the Holder of such Unit to purchase, and the Company to sell, on the Final Settlement Date, for cash in an amount equal to $50, Common Stock at a price per share equal to the Settlement Price (i.e., a number of shares of Common Stock equal to $50 divided by the Settlement Price); provided, however, that the number of shares of Common Stock that will be purchased and sold per Purchase Contract (the "Settlement Rate") will be rounded upward or downward to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share. "Settlement Price" means the Applicable Market Value, except that (a) if the Applicable Market Value is below the Initial Stock Price, "Settlement Price" means the Initial Stock Price, and (b) if the Applicable Market Value is above the Threshold Appreciation Price, "Settlement Price" means the Threshold Appreciation Price. As provided in Section 509, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

         The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock during the 20 consecutive Trading Day period ending on and including the last Trading Day before the Final Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The NASDAQ Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Holder of a Unit Certificate evidencing Units, by his acceptance thereof, irrevocably authorizes the Unit Agent to enter into and perform the underlying Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities underlying such Units pursuant to the Pledge Agreement. Each Holder of Units, by his acceptance thereof, further irrevocably covenants and agrees that, unless such Holder satisfies its obligations to the Company under the Purchase Contracts underlying such Units as provided in Section 504(a), then to the extent and in the manner provided in Section 504(b) and the Pledge Agreement, but subject to the terms thereof, payments in respect of all or a portion of the principal of or proceeds from the Pledged Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Unit Certificate evidencing Units, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the underlying Purchase Contracts and by the Pledge Agreement and the transferor shall be released from all such obligations evidenced by the Unit Certificate so transferred. The Company covenants and agrees, and each Holder of a Unit Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

SECTION 52.  Contract Fees.

         Subject to Section 503, the Company shall pay, prior to 1:00 p.m., New York City time, on each Semi-Annual Payment Date to and including the Final Settlement Date, the Contract Fees payable in respect of each Purchase Contract to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Semi-Annual Payment Date.

         Each Unit Certificate delivered under this Agreement upon registration of transfer of, in exchange for or in lieu of any other Unit Certificate shall carry the rights to receive and obligations to pay Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Unit Certificate.

SECTION 53.  Deferral of Payment Dates for Contract Fee.

         So long as no default in the Company's obligations under the Principal Agreements has occurred and is continuing, the Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable by the Company on any Semi-Annual Payment Date, but only if the Company shall give the Holders and the Unit Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least five Business Days prior to the earlier of (a) such Semi-Annual Payment Date or (b) the date the Company is required to give notice of such Semi-Annual Payment Date or the Record Date therefor to the NYSE or other applicable self-regulatory organization or to Holders, or (c) the Record Date for such Semi-Annual Payment Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at a rate per annum equal to the Deferral Rate (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Semi-Annual Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Semi-Annual Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

         In the event the Company exercises its option to defer the payment of Contract Fees payable by it, then, until all deferred Contract Fees (including additional Contract Fees accrued thereon) have been paid in full, the Company shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged and (v) purchases of common stock in connection with the satisfaction by the Company of its obligations under any employment contract, incentive plan, benefit plan or similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment plan or stock purchase plan of the Company).

SECTION 54.  Payment of Purchase Price.

         On the Final Settlement Date, the Collateral Agent will, pursuant to the terms of the Pledge Agreement, deliver to the Company all payments it shall have received in respect of principal of the Pledged Securities underlying the Units, in full satisfaction of the obligations of the Holders of Units to purchase Common Stock on that date. The Company shall not be obligated to issue any shares of Common Stock in respect of the Purchase Contracts or deliver any certificates therefor to Holders unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

SECTION 55.  Issuance of Shares of Common Stock.

         As promptly as practicable on or after the Final Settlement Date, upon receipt by the Company of payment in full of the aggregate purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and subject to Section 506(b), the Company shall deposit with the Unit Agent, for the benefit of the Holders of the Units, one or more certificates representing the shares of Common Stock registered in the name of the Unit Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Unit Certificate to the Unit Agent on or after the Final Settlement Date, with the form of Settlement Instructions thereon duly completed and executed, the Holder of such Unit Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in Section 508 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Unit Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the form of Settlement Instructions appearing on the surrendered Unit Certificate.

         If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Unit Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Unit Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 56.  Adjustment of Settlement Rate.

         (a)      Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the Initial Stock Price and Threshold Appreciation Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall each be decreased by multiplying it by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Initial Stock Price and Threshold Appreciation Price in effect at the opening of business on the day following the date fixed for such determination shall each be decreased by multiplying it by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Initial Stock Price and Threshold Appreciation Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately decreased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Initial Stock Price and Threshold Appreciation Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such decrease or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Initial Stock Price and Threshold Appreciation Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall each be decreased by multiplying it by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Unit Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 506(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, when combined with the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph (5) exceeds 10% of the Company's Aggregate Market Capitalization on the date fixed for the determination of stockholders entitled to receive such distribution, the Initial Stock Price and Threshold Appreciation Price in effect immediately prior to the close of business on the date fixed for such determination shall each be decreased by multiplying it by a fraction of which (i) the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the per share amount of such distribution and (ii) the denominator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         (6) In case the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Stock and pay a consideration per share in respect thereof having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that exceeds the Current Market Price per share of the Common Stock on the date of expiration of such offer, the Initial Stock Price and Threshold Appreciation Price in effect immediately prior to the close of business on the date of such expiration shall each be decreased by multiplying it by a fraction of which (i) the numerator shall be (A) the Aggregate Market Capitalization on the date of such expiration (calculated without giving effect to the acquisition of shares acquired in such offer) less
(B) the aggregate amount of the cash and the aggregate fair market value (determined as aforesaid) of the non-cash consideration paid in respect of such offer and (ii) the denominator shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such expiration (calculated without giving effect to the acquisition of shares acquired in such offer) less the number of shares of Common Stock acquired in such offer times (B) the Current Market Price per share of the Common Stock on the date of such expiration, such adjustment to become effective immediately prior to the opening of business on the day following the date of such expiration.

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 506(b) applies) shall be deemed to involve
(i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. "Aggregate Market Capitalization" on any day means the Current Market Price per share of the Common Stock on such day times the number of shares of Common Stock outstanding at the close of business on such day. For purposes of this paragraph, the term " `ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) Each adjustment to the Initial Stock Price and Threshold Appreciation Price shall be calculated to the nearest $0.001 (or, if there is not a nearest $0.001, to the next higher $0.001). No adjustment in the Initial Stock Price and Threshold Appreciation Price shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (10) The Company may make such decreases in the Initial Stock Price and Threshold Appreciation Price, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with another Person (other than a consolidation or merger in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company in connection with a conversion of the Company's common stock into securities, cash or other property (any such event, a "Reorganization Event"), the Purchase Contracts will be adjusted to provide that each Holder of Normal Units and Stripped Units will receive, upon settlement of each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if such settlement had occurred immediately prior to such Reorganization Event, assuming
(A) such Holder of Common Stock is not a Person with which the Company consolidated or merged or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided, that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares) and (B) the Applicable Market Value used to calculate Settlement Price equaled (I) in the case of a settlement on the Early Settlement Date for such Reorganization Event, the average of the Closing Prices per share of Common Stock during the 20 consecutive Trading Day period ending on and including the last Trading Day before the date of consummation of the Reorganization Event, and (II) in the case of a settlement on the Final Settlement Date, the Package Value. "Package Value" means (i) the amount of any cash and the fair market value at the Final Settlement Date (as reasonably determined in good faith by the Board of Directors of the Company) of any non-cash consideration (other than Marketable Securities) received per share of Common Stock in the Reorganization Event plus (ii) the average of the Closing Prices of each type of Marketable Securities (if any) received in the Reorganization Event during the 20 consecutive Trading Day period ending on and including the last Trading Day before the Final Settlement Date times the number of securities of such type received per share of Common Stock in the Reorganization Event. "Marketable Securities" means any securities (whether voting or non-voting) listed on a U.S. national securities exchange or reported by the NASDAQ National Market. In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Unit Agent an agreement supplemental hereto providing that the Holders of each Outstanding Unit shall have the rights provided by this Section 506. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

SECTION 57.         Notice of Adjustments and Certain Other Events.

         (a Whenever the Initial Stock Price and Threshold Appreciation Price are adjusted as herein provided, the Company shall:

                  (i forthwith compute the adjusted Initial Stock Price and Threshold Appreciation Price in accordance with Section 506 and prepare and transmit to the Unit Agent an Officers' Certificate setting forth the Initial Stock Price and Threshold Appreciation Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Initial Stock Price and Threshold Appreciation Price pursuant to Section 506 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Initial Stock Price and Threshold Appreciation Price was determined and setting forth the adjusted Initial Stock Price and Threshold Appreciation Price.

         (b The Unit Agent shall not at any time be under any duty or responsibility to any holder of Units to determine whether any facts exist which may require any adjustment of the Initial Stock Price and Threshold Appreciation Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Unit Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Unit Agent makes no representation with respect thereto. The Unit Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

SECTION 58.   No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Final Settlement Date or an Early Settlement Date. If Unit Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Unit Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or an Early Settlement Date, the Company, through the Unit Agent, shall make a cash payment in respect of such fractional interest in an amount equal to such fraction times the Applicable Market Value. The Company shall provide the Unit Agent from time to time with sufficient funds to permit the Unit Agent to make all cash payments required by this Section 508 in a timely manner.

SECTION 59.  Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Unit Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Unit Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Unit Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Unit Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 510.  Termination Event; Notice.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, all obligations and rights to pay or receive any accrued or deferred Contract Fees or to settle such Purchase Contracts pursuant to this Article Five, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Unit Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Unit Registers. Upon and after the occurrence of a Termination Event, the provisions of this Article Five (other than this Section 510) shall automatically terminate and be of no further force or effect, and the Unit Certificates shall thereafter represent only the right to receive the Pledged Securities forming a part of the Units theretofore evidenced thereby in accordance with the provisions of Section 402 and the Pledge Agreement.

SECTION 511.  Early Settlement Right on Reorganization Event.

         (a In the event of the occurrence of a Reorganization Event prior to the Final Settlement Date, each Holder of Units shall have the right to accelerate and settle the underlying Purchase Contracts prior to the Final Settlement Date as set forth in subsection (b) of this Section 511 (such right, an "Early Settlement Right").

         (b The Company shall, within five Business Days following completion of a Reorganization Event, mail notice thereof to each holder of Units. Such notice shall specify a date, which shall be a Business Day not less than ten Business Days nor more than 20 Business Days after the date on which such notice is mailed, on which any early settlement pursuant to the Early Settlement Rights shall occur (such date, the "Early Settlement Date"). Such notice shall also set forth the applicable purchase price per Purchase Contract (net of Contract Fees) and the amount of securities, cash or other property receivable on early settlement of a Purchase Contract, as determined in accordance with Section 506(b) hereof.

         (c A Holder of Units may exercise its Early Settlement Right with respect to the Purchase Contracts underlying such Units only by presenting and surrendering at the offices of the Unit Agent, by no later than 10:00 a.m., New York City time, on the Early Settlement Date, the certificate evidencing such Units with the form of "Election to Settle Early" on the reverse side thereof completed and executed as indicated, accompanied by payment in lawful money of the United States by certified or cashier's check payable to the order of the Company in immediately available funds in an amount equal to (a) the aggregate Stated Amount of such Units less (b) the aggregate amount of any Contract Fees accrued thereon to but excluding the Early Settlement Date.

         (d By 11:00 a.m., New York City time, on the Early Settlement Date, the Unit Agent shall (i) deliver to the Company all of the payments made as contemplated by the preceding paragraph, (ii) notify the Collateral Agent and the Company as to the number of Normal Units and the number of Stripped Units, respectively, with respect to which payment has been received as aforesaid (such Units being collectively referred to as "Early Settled Units"), (iii) request the Collateral Agent (with notice of such request to the Company) to release the Pledged Securities underlying the Early Settled Units from the Pledge and transfer such released Pledged Securities to the Unit Agent for delivery to the Holders of such Units entitled thereto, free and clear of the Company's security interest therein and (iv) request the Company to issue and/or deliver to the Unit Agent for delivery to the Holders of such Units entitled thereto, the securities, cash and/or property deliverable in respect of such Units.

         (e By 1:00 p.m., New York City time, on the Early Settlement Date, the Collateral Agent shall, as provided by the terms of the Pledge Agreement, comply with the request referred to in clause (iii) of the preceding paragraph and the Company shall comply with the request referred to in clause (iv) of the preceding paragraph (subject to the Company's right under the Pledge Agreement to prevent the Collateral Agent from doing so to the extent the aggregate amount the Company has received as contemplated by clause (i) of the preceding paragraph is less than the aggregate amount payable with respect to the Units referred to in such request). As soon as possible thereafter, the Unit Agent shall thereupon, subject to its receipt from the Collateral Agent and the Company of the Pledged Securities and securities, cash and/or property referred to in such requests, transfer such released Pledged Securities to the respective Holders entitled thereto in accordance with the settlement instructions specified in the form of Election to Settle Early appearing on the Unit Certificates evidencing the Early Settled Units.

         (f If any securities issued in respect of a Purchase Contract underlying an Early Settled Unit are to be registered to a Person other than the Person in whose name the Unit Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Unit Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         (g If a Holder exercises such Holder's Early Settlement Right with respect to less than all of the Units evidenced by a Unit Certificate, the Company shall execute and the Unit Agent shall authenticate, countersign and deliver to the Holder, at the expense of the Company, a Unit Certificate evidencing the Units as to which the Holder did not exercise such Early Settlement Right.

                                                ARTICLE SIX

                                                 REMEDIES
SECTION 61.  Unconditional Rights of Holders.

         Notwithstanding any other provision in this Agreement, the Holder of any Unit shall have the right, which is absolute and unconditional but which is subject to Section 510, to purchase Common Stock pursuant to the Purchase Contract underlying such Unit and to receive payment of Contract Fees payable by the Company to such Holder with respect to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right, and such rights shall not be impaired without the consent of such Holder.

SECTION 62.  Restoration of Rights and Remedies.

         If any Holder of Units has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 63.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Unit Certificates in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Holders of Units is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 64.  Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

SECTION 65.  Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of any Unit by his acceptance of the Unit Certificate evidencing such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Unit Agent for any action taken, suffered or omitted by it as Unit Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Unit Agent, to any suit instituted by any Holder of Units, or group of Holders, holding in the aggregate more than 10% of the number of Outstanding Units, or to any suit instituted by any Holder of Units for the enforcement of payments due in respect of Contract Fees on Purchase Contracts underlying such Units on or after the respective due dates therefor, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Units.

SECTION 66.  Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Unit Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                               ARTICLE SEVEN

                                              THE UNIT AGENT

SECTION 71.  Certain Duties and Responsibilities.

                  (a(i0 The Unit Agent undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Unit Agent; and

                  (ii0 in the absence of bad faith or negligence on its part, the Unit Agent may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Unit Agent, the Unit Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b No provision of this Agreement shall be construed to relieve the Unit Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (i this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (ii the Unit Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Unit Agent was negligent in ascertaining the pertinent facts; and

                  (iii no provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Unit Agent shall be subject to the provisions of this Section.

SECTION 72.  Notice of Default.

         Within 90 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Unit Agent has actual knowledge, the Unit Agent shall transmit by mail to all Holders of Units, as their names and addresses appear in the Unit Registers, notice of such default hereunder, unless such default shall have been cured or waived.

SECTION 73.  Certain Rights of Unit Agent.

         Subject to the provisions of Section 701:

                  (a) the Unit Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Unit Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Unit Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

                  (d) the Unit Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Unit Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Unit Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Units and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Unit Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney; and

                  (f) the Unit Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Unit Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 704.  Not Responsible for Recitals or Issuance of Units.

         The recitals contained herein and in the Unit Certificates shall be taken as the statements of the Company and the Unit Agent assumes no responsibility for their correctness. The Unit Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. The Unit Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

SECTION 705.  May Hold Units.

         Any Unit Registrar or any other agent of the Company, or the Unit Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company with the same rights it would have if it were not Unit Registrar or such other agent, or the Unit Agent.

SECTION 706.  Money Held in Trust.

         Money held by the Unit Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Unit Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 707.  Compensation and Reimbursement.

         The Company agrees:

                  (a) to pay to the Unit Agent from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Unit Agent shall from time to time agree in writing;

                  (b) except as otherwise expressly provided herein, to reimburse the Unit Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Unit Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Unit Agent and any predecessor Unit Agent and their agents for, and to hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Unit Agent), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 708.  Corporate Unit Agent Required; Eligibility.

         There shall at all times be an Unit Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Unit Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 709.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Unit Agent and no appointment of a successor Unit Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Unit Agent in accordance with the applicable requirements of Section 710.

         (b) The Unit Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Unit Agent required by Section 710 shall not have been delivered to the Unit Agent within 30 days after the giving of such notice of resignation, the resigning Unit Agent may petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

         (c) The Unit Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Unit Agent and the Company.

         (d)      If at any time

                  (i) the Unit Agent fails to comply with Section 310(b) of the TIA, as if the Unit Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months, or

                  (ii) the Unit Agent shall cease to be eligible under Section 708 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Unit Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Unit Agent or of its property shall be appointed or any public officer shall take charge or control of the Unit Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Unit Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Unit Agent and the appointment of a successor Unit Agent.

         (e) If the Unit Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Unit Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Unit Agent and shall comply with the applicable requirements of Section 710. If no successor Unit Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 710, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

         (f) The Company shall give, or shall cause such successor Unit Agent to give, notice of each resignation and each removal of the Unit Agent and each appointment of a successor Unit Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Units as their names and addresses appear in the Unit Registers. Each notice shall include the name of the successor Unit Agent and the address of its Corporate Trust Office.

SECTION 710.  Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Unit Agent, every such successor Unit Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Unit Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Unit Agent shall become effective and such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Unit Agent; but, on the request of the Company or the successor Unit Agent, such retiring Unit Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Unit Agent all the rights, powers and trusts of the retiring Unit Agent and shall duly assign, transfer and deliver to such successor Unit Agent all property and money held by such retiring Unit Agent hereunder.

         (b) Upon request of any such successor Unit Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Unit Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Unit Agent shall accept its appointment unless at the time of such acceptance such successor Unit Agent shall be qualified and eligible under this Article.

SECTION 711.  Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Unit Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Unit Agent, shall be the successor of the Unit Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Unit Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Unit Agent then in office, any successor by merger, conversion or consolidation to such Unit Agent may adopt such authentication and execution and deliver the Unit Certificates so authenticated and executed with the same effect as if such successor Unit Agent had itself authenticated and executed such Units.

SECTION 712.  Preservation of Information; Communications to Holders.

         (a) The Unit Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Unit Agent in its capacity as Unit Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Unit Agent, and furnish to the Unit Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Unit Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Unit Agent in accordance with Section 712(a).

         (c) Every Holder of Units, by receiving and holding the Unit Certificates evidencing the same, agrees with the Company and the Unit Agent that none of the Company, the Unit Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 712(b), regardless of the source from which such information was derived.

SECTION 713.  No Obligations of Unit Agent.

         Except to the extent otherwise provided in this Agreement, the Unit Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Unit Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Unit Agent's execution of the Unit Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Unit Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

SECTION 714.  Tax Compliance.

         (a) The Unit Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Unit Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 701(a)(ii) hereof.

         (c) The Unit Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.

                                               ARTICLE EIGHT

                                          SUPPLEMENTAL AGREEMENTS

SECTION 801.  Supplemental Agreements without Consent of Holders.

         Without the consent of any Holders, the parties to any Principal Agreement, at any time and from time to time, may enter into one or more agreements supplemental hereto or thereto, in form satisfactory to such parties, for any of the following purposes:

                  (1) to evidence the succession of another Person to any such party, and the assumption by any such successor of the covenants of such party herein or therein and under the Units; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Unit Agent; or

                  (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 506(b); or

                  (5) to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to matters or questions arising under such Principal Agreement, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders.

SECTION 802.  Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Units (or, with respect to modifications that adversely affect only the Holders of Normal Units or only the Holders of Stripped Units, with the consent of the Holders of not less than a majority of the Outstanding Units that comprise Normal Units or Stripped Units, as the case may be), by Act of said Holders delivered to the parties to any Principal Agreement, such parties (when authorized, in the case of the Company, by a Board Resolution) may enter into an agreement or agreements supplemental to such Principal Agreement for the purpose of modifying in any manner the terms of the Units, the provisions of such Principal Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby,

                  (1)      extend any payment date;

                  (2) change the amount or type of Pledged Securities underlying a Unit, impair the right of the Holder of any Unit to receive interest payments on the underlying Pledged Securities or otherwise adversely affect the Holder's rights in or to such Pledged Securities (including the rights of Holders of Normal Units to effect a Stripped Unit Creation and the rights of holders of Stripped Units to effect a Normal Unit Recreation);

                  (3) reduce the Contract Fees or other amounts receivable by Holders in respect of Units or increase amounts payable by Holders in respect of Units or change any place where, or the coin or currency in which, any Contract Fees or other amounts receivable or payable in respect of Units are payable;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract;

                  (5) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Final Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the Outstanding Units the consent of whose Holders is required for any such supplemental agreement.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental agreement to any Principal Agreement. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental agreement, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 803.  Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by the Principal Agreements, the Unit Agent shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Unit Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Unit Agent's own rights, duties or immunities under this Agreement or otherwise.

SECTION 804.  Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, the relevant Principal Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of such Principal Agreement for all purposes; and every Holder of Unit Certificates theretofore or thereafter authenticated, executed on behalf of the Holder and delivered hereunder shall be bound thereby.

SECTION 805.  Reference to Supplemental Agreements.

         Unit Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Unit Agent, bear a notation in form approved by the Unit Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Unit Certificates so modified as to conform, in the opinion of the Unit Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Unit Agent in exchange for Outstanding Unit Certificates evidencing the same number of Normal Units or Stripped Units, as the case may be.

                                               ARTICLE NINE

                                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 901. Covenant Not to Merge, Consolidate, Sell or Convey Property Except under Certain Conditions.

         The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Person, provided that (a) the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall assume the obligations of the Company under the Purchase Contracts and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Unit Agent and, in the case of the Pledge Agreement, the Collateral Agent, executed and delivered to the Unit Agent, and, in the case of the Pledge Agreement, the Collateral Agent by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition under any Principal Agreement or under any of the Units.

SECTION 902.  Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named in the Principal Agreements as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Southern Company, any or all of the Unit Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Unit Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Unit Agent shall authenticate and execute on behalf of the Holders and deliver any Unit Certificates which previously shall have been signed and delivered by the officers of the Company to the Unit Agent for authentication and execution, and any Unit Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Unit Agent for that purpose. All the Unit Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Unit Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Unit Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance) may be made in the Unit Certificates evidencing Units thereafter to be issued as may be appropriate.

SECTION 903.  Opinion of Counsel to Unit Agent.

         The Unit Agent, subject to Sections 701 and 703, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article.

                                                ARTICLE TEN

                                                 COVENANTS

SECTION 1001.  Performance under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

SECTION 1002.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Unit Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement and for transfer of Pledged Securities upon occurrence of a Termination Event, where Unit Certificates may be surrendered for registration of transfer or exchange or for effecting Stripped Unit Creations and Normal Unit Recreations, where payment of Contract Fees payable by the Company to the Holders may be made and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Unit Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Unit Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Unit Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Unit Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Unit Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Unit Agent at its Corporate Trust Office as paying agent in such city.

SECTION 1003.  Company to Reserve Common Stock.

         The Company shall at all times prior to the Final Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts underlying the Units (assuming for this purpose that the Settlement Price is the Initial Stock Price).

SECTION 1004.  Covenants as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of the Purchase Contracts underlying the Units will, upon issuance, be newly issued (i.e., not issued out of treasury shares) and be duly authorized, validly issued, fully paid and nonassessable.

SECTION 1005.  Statements of Officers of the Company as to Default.

         The Company will deliver to the Unit Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            THE SOUTHERN COMPANY



                                            By:
Title:
Name:

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Unit Agent



                                            By:
Title
Name:

                                                                  EXHIBIT A


                         Form of Normal Unit Certificate

                              THE SOUTHERN COMPANY

               o% Adjustable Conversion-rate Equity Security Units

                       (Stated Amount $50 per Normal Unit)


CUSIP No. ______

No. ______                                                 _______ Normal Units


         This Unit Certificate certifies that is the registered Holder of the number of Normal Units set forth above. Each Normal Unit represents the right to purchase Common Stock and receive Contract Fees under a Purchase Contract with The Southern Company, a Delaware corporation (the "Company"), together with ownership of the U.S. Treasury Notes Due 2002 pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract, and (b) the pledge arrangements securing the foregoing obligations.

         Each Purchase Contract evidenced hereby is governed by a Master Unit Agreement, dated as of o o, 1999 (the "Master Unit Agreement"), between the Company and The First National Bank of Chicago, as unit agent (herein called the "Unit Agent"). All terms used herein which are not defined herein and which are defined in the Master Unit Agreement have the meanings set forth therein. The Pledge of the Pledged Securities evidenced hereby is governed by the Pledge Agreement. Reference is hereby made to the Master Unit Agreement and the Pledge Agreement, and any supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Unit Agent, the Company, the Collateral Agent and the Holders. The summary contained herein is qualified in its entirety by the provisions of the Principal Agreements, and the Principal Agreements shall govern the rights of the parties to the extent that there is any conflict between such summary and such provisions.

         Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and the Company to sell, on o o, 2002 (the "Final Settlement Date"), for cash in an amount equal to $50, Common Stock at a price per share equal to the Settlement Price (i.e., a number of shares of Common Stock equal to $50 divided by the Settlement Price); provided, however, that the number of shares of Common Stock that will be purchased and sold per Purchase Contract will be rounded upward or downward to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share. "Settlement Price" means the Applicable Market Value, except that (a) if the Applicable Market Value is below the Initial Stock Price, "Settlement Price" means the Initial Stock Price, and (b) if the Applicable Market Value is above the Threshold Appreciation Price, "Settlement Price" means the Threshold Appreciation Price. As provided in Section 509 in the Master Unit Agreement, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts. On the Final Settlement Date, the Collateral Agent will, pursuant to the terms of the Pledge Agreement, deliver to the Company all payments it shall have received in respect of principal of the Pledged Securities underlying the Units, in full satisfaction of the obligation of the Holder to purchase Common Stock on that date. The Company shall not be obligated to issue any shares of Common Stock in respect of the Purchase Contracts or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         In the event of the occurrence of a Reorganization Event prior to the Final Settlement Date, the Holder shall have the right to accelerate and settle the Purchase Contracts evidenced by this Unit Certificate prior to the Final Settlement Date as set forth in the Master Unit Agreement.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, all obligations and rights to pay or receive any accrued or deferred Contract Fees or to settle such Purchase Contracts, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, this Unit Certificate shall thereafter represent only the right to receive the Pledged Securities forming a part of the Units theretofore evidenced hereby in accordance with the provisions of the Master Unit Agreement and the Pledge Agreement.

         The Company shall pay on each o o and o o, commencing o o, 1999, to and including the Final Settlement Date, the Contract Fee.

         Payments due to the Holder in respect of the Normal Units evidenced hereby will be payable to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date next preceding the relevant payment date.

         The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Master Unit Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Master Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Unit Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as provided in the Master Unit Agreement in connection with a Stripped Unit Creation, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Securities and Purchase Contract constituting such Normal Unit may be transferred and exchanged only as an integrated Normal Unit.

         Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts evidenced hereby and by the Pledge Agreement, and the transferor shall be released from such obligations. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Unit Certificate, by his acceptance hereof, irrevocably authorizes the Unit Agent to enter into and perform the related Purchase Contracts evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities evidenced hereby pursuant to the Pledge Agreement.

         Subject to certain exceptions, the provisions of the Principal Agreements may be amended with the consent of the Holders of at least a majority of the Outstanding Units or, if the amendment affects only the Holders of the Normal Units or only the Holders of the Stripped Units, at least a majority of the Outstanding Units comprising Normal Units or Stripped Units, as the case may be.

         THE PURCHASE CONTRACTS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         The Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving the rights and performing the obligations under the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Unit Agent nor any such agent shall be affected by notice to the contrary.

         THE PURCHASE CONTRACTS SHALL NOT, PRIOR TO THE SETTLEMENT THEREOF, ENTITLE THE HOLDER TO ANY OF THE RIGHTS OF A HOLDER OF SHARES OF COMMON STOCK.

         Copies of the Principal Agreements are available for inspection at the offices of the Unit Agent.

         Unless the certificate of authentication hereon has been executed by the Unit Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Principal Agreements or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder hereby agree to their respective obligations under the Purchase Contracts evidenced by this instrument, and the Holder hereby acknowledges that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.

                                                     THE SOUTHERN COMPANY

                                          By:_________________________________

Attest: _______________________

                                                     HOLDER SPECIFIED ABOVE

                                         By: The First National Bank of Chicago,
                                             as Attorney-in-Fact of such Holder

                                         By:_________________________________

Dated:

Unit Agent's Certificate of Authentication

         This is one of the Unit Certificates referred to in the within mentioned Master Unit Agreement.

The First National Bank of Chicago,
as Unit Agent

By: __________________________

                             Settlement Instructions

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on an Early Settlement Date or on or after the Final Settlement Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________    ____________________________________
                                              Signature*


If shares are to be registered in the             REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print          Please print name and address of
such Person's name and address:                    Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any











* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Stock is to be delivered other than to, and in the name of, the registered Holder.

                        Request to Create Stripped Units

         The undersigned Holder directs that (a) the Pledged Securities underlying the number of Normal Units indicated below (which number does not exceed the number of Normal Units evidenced by this Unit Certificate) be released from the Pledge and registered in the name of, and delivered to, the undersigned at the address indicated below unless a different name and address have been indicated below and (b) a corresponding number of Stripped Units be registered in the name of, and delivered to, the undersigned at the address indicated below unless a different name and address have been indicated below. If the released Pledged Securities or the Stripped Units are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

         The undersigned confirms that the requisite U.S. Treasury STRIPS Due 2002 have been delivered to the Collateral Agent.

Dated: _________________________    ____________________________________
                                                Signature*


If released Pledged Securities are to be registered in      REGISTERED HOLDER
the name of and delivered to a Person other than the
Holder, please print                           Please print name and address of
such Person's name and address:                         Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any





If Stripped Units are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's name and address:




                  Name



                  Address



Social Security or other Taxpayer
Identification Number, if any



* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Pledged Securities or Stripped Units are to be delivered other than to, and in the name of, the registered Holder.

                            Election to Settle Early

         The undersigned Holder hereby irrevocably exercises its Early Settlement Right in accordance with the terms of the Master Unit Agreement with respect to the Purchase Contracts underlying the number of Units evidenced by this Unit Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Unit Certificate representing any Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If the released Pledged Securities or the share of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________    ____________________________________
                                               Signature*

Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected: __________.


If released Pledged Securities and shares of Common Stock REGISTERED HOLDER are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's Please print name and address of name and address:
Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any











* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Pledged Securities or Stripped Units are to be delivered other than to, and in the name of, the registered Holder.

Transfer Instructions for Pledged Securities Transferable Upon Early Settlement:

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                                                                    EXHIBIT B

                       Form of Stripped Unit Certificate

                              THE SOUTHERN COMPANY

               o% Adjustable Conversion-rate Equity Security Units

                          (Stated Amount $50 per Unit)

CUSIP No. _______

No.  _____                                                _____ Stripped Units


         This Unit Certificate certifies that is the registered Holder of the number of Stripped Units set forth above. Each Stripped Unit represents the right to purchase Common Stock under a Purchase Contract with The Southern Company, a Delaware corporation (the "Company"), together with ownership of the Treasury Securities pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements securing the foregoing obligations.

         Each Purchase Contract evidenced hereby is governed by a Master Unit Agreement, dated as of o o, 1999 (the "Master Unit Agreement"), between the Company and The National Bank of Chicago, as unit agent (herein called the "Unit Agent"). All terms used herein which are not defined herein and which are defined in the Master Unit Agreement have the meanings set forth therein. The Pledge of the Pledged Securities evidenced hereby is governed by the Pledge Agreement. Reference is hereby made to the Master Unit Agreement and the Pledge Agreement, and any supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Unit Agent, the Company, the Collateral Agent and the Holders. The summary contained herein is qualified in its entirety by the provisions of the Principal Agreements, and the Principal Agreements shall govern the rights of the parties to the extent that there is any conflict between such summary and such provisions.

         Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and the Company to sell, on o o, 2002 (the "Final Settlement Date"), for cash in an amount equal to $50, Common Stock at a price per share equal to the Settlement Price (i.e., a number of shares of Common Stock equal to $50 divided by the Settlement Price); provided, however, that the number of shares of Common Stock that will be purchased and sold per Purchase Contract will be rounded upward or downward to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share. "Settlement Price" means the Applicable Market Value, except that (a) if the Applicable Market Value is below the Initial Stock Price, "Settlement Price" means the Initial Stock Price, and (b) if the Applicable Market Value is above the Threshold Appreciation Price, "Settlement Price" means the Threshold Appreciation Price. As provided in Section 509 in the Master Unit Agreement, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts. On the Final Settlement Date, the Collateral Agent will, pursuant to the terms of the Pledge Agreement, deliver to the Company all payments it shall have received in respect of principal of the Pledged Securities underlying the Units, in full satisfaction of the obligation of the Holder to purchase Common Stock on that date. The Company shall not be obligated to issue any shares of Common Stock in respect of the Purchase Contracts or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         In the event of the occurrence of a Reorganization Event prior to the Final Settlement Date, the Holder shall have the right to accelerate and settle the Purchase Contracts evidenced by this Unit Certificate prior to the Final Settlement Date as set forth in the Master Unit Agreement.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, all obligations and rights to pay or receive any accrued or deferred Contract Fees or to settle such Purchase Contracts, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, this Unit Certificate shall thereafter represent only the right to receive the Pledged Securities forming a part of the Units theretofore evidenced hereby in accordance with the provisions of the Master Unit Agreement and the Pledge Agreement.

         The Company shall pay on each o o and o o, commencing o o, 1999, to and including the Final Settlement Date, the Contract Fee.

         Payments due to the Holder in respect of the Stripped Units evidenced hereby will be payable to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date next preceding the relevant payment date.

         The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Master Unit Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Master Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Unit Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Securities and Purchase Contract constituting such Stripped Unit may be transferred and exchanged only as an integrated Stripped Unit.

         Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts evidenced hereby and by the Pledge Agreement, and the transferor shall be released from such obligations. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Unit Certificate, by his acceptance hereof, irrevocably authorizes the Unit Agent to enter into and perform the related Purchase Contracts evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities evidenced hereby pursuant to the Pledge Agreement.

         Subject to certain exceptions, the provisions of the Principal Agreements may be amended with the consent of the Holders of at least a majority of the Outstanding Units or, if the amendment affects only the Holders of the Normal Units or only the Holders of the Stripped Units, at least a majority of the Outstanding Units comprising Normal Units or Stripped Units, as the case may be.

         THE PURCHASE CONTRACTS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         The Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving the rights and performing the obligations under the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Unit Agent nor any such agent shall be affected by notice to the contrary.

         THE PURCHASE CONTRACTS SHALL NOT, PRIOR TO THE SETTLEMENT THEREOF, ENTITLE THE HOLDER TO ANY OF THE RIGHTS OF A HOLDER OF SHARES OF COMMON STOCK.

         Copies of the Principal Agreements are available for inspection at the offices of the Unit Agent.

         Unless the certificate of authentication hereon has been executed by the Unit Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Principal Agreements or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder hereby agree to their respective obligations under the Purchase Contracts evidenced by this instrument, and the Holder hereby acknowledges that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.


                                                     THE SOUTHERN COMPANY


                                          By:_________________________________

Attest: _______________________

                                                     HOLDER SPECIFIED ABOVE

                                        By: The First National Bank of Chicago,
                                            as Attorney-in-Fact of such Holder

                                        By:_________________________________

Dated:

Unit Agent's Certificate of Authentication

         This is one of the Unit Certificates referred to in the within mentioned Master Unit Agreement.

The First National Bank of Chicago,
as Unit Agent

By: __________________________

                                          Settlement Instructions

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________    ____________________________________
                                              Signature*


If shares are to be registered in the           REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print            Please print name and address of
such Person's name and address:                Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any












* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Stock is to be delivered other than to, and in the name of, the registered Holder.

Request to Recreate Normal Units

         The undersigned Holder directs that (a) the Pledged Securities underlying the number of Stripped Units indicated below (which number does not exceed the number of Stripped Units evidenced by this Unit Certificate) be released from the Pledge and registered in the name of, and delivered to, the undersigned at the address indicated below unless a different name and address have been indicated below and (b) a corresponding number of Normal Units be registered in the name of, and delivered to, the undersigned at the address indicated below unless a different name and address have been indicated below. If the released Pledged Securities or the Normal Units are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

         The undersigned confirms that the requisite U.S. Treasury Securities Due 2002 have been delivered to the Collateral Agent.

Dated: _________________________    ____________________________________
                                               Signature*


If released Pledged Securities are to be registered in      REGISTERED HOLDER
the name of and delivered to a Person other than the
Holder, please print                           Please print name and address of
such Person's name and address:                Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any





If Normal Units are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's name and address:




                  Name



                  Address



Social Security or other Taxpayer
Identification Number, if any



* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Pledged Securities or Normal Units are to be delivered other than to, and in the name of, the registered Holder.

                                         Election to Settle Early

         The undersigned Holder hereby irrevocably exercises its Early Settlement Right in accordance with the terms of the Master Unit Agreement with respect to the Purchase Contracts underlying the number of Units evidenced by this Unit Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Unit Certificate representing any Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If the released Pledged Securities or the share of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________    ____________________________________
                                               Signature*

Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected: __________.


If released Pledged Securities and shares of Common Stock REGISTERED HOLDER are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's Please print name and address of name and address:
Registered Holder:



Name                                                        Name



Address                                                     Address



Social Security or other Taxpayer
Identification Number, if any











* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Pledged Securities or Stripped Units are to be delivered other than to, and in the name of, the registered Holder.

Transfer Instructions for Pledged Securities Transferable Upon Early Settlement or a Termination Event:

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                                                                    EXHIBIT C



                            Form of Pledge Agreement